As filed with the Securities and Exchange Commission on January 26, 2001
                                                   Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CERAGON NETWORKS LTD.
             (Exact Name of Registrant as Specified in its Charter)


          ISRAEL                                            N/A
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                           24 RAOUL WALLENBERG STREET
                             TEL AVIV 69719, ISRAEL
                                 972-3-645-5733
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


          CERAGON NETWORKS LTD. KEY EMPLOYEE SHARE INCENTIVE PLAN 1996
              CERAGON NETWORKS LTD. AFFILIATE EMPLOYEES OPTION PLAN
                              (Full Title of Plan)


                             CERAGON NETWORKS, INC.
                               777 CORPORATE DRIVE
                            MAHWAH, NEW JERSEY 07430
                                 (201) 529-4444
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

     DAVID P. STONE, ESQ.                  MITCHELL C. SHELOWITZ, ESQ.                     ODED ERAN, ADV.
  WEIL, GOTSHAL & MANGES LLP                  CERAGON NETWORKS LTD.                  ASHOK J. CHANDRASEKHAR, ADV.
       767 FIFTH AVENUE                    24 RAOUL WALLENBERG STREET                 GOLDFARB, LEVY, ERAN & CO.
   NEW YORK, NEW YORK 10153                  TEL AVIV 69719, ISRAEL                      2 IBN GVIROL STREET
         212-310-8000                            972-3-766-6770                         TEL AVIV 64077, ISRAEL
   FACSIMILE: 212-310-8007                  FACSIMILE: 972-3-645-5499                       972-3-608-9999
                                                                                      FACSIMILE: 972-3-608-9909

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                           PROPOSED              PROPOSED
TITLE OF                                                AMOUNT              MAXIMUM              MAXIMUM              AMOUNT OF
SECURITIES TO                                           TO BE              OFFERING             AGGREGATE           REGISTRATION
BE REGISTERED                                       REGISTERED(1)       PRICE PER SHARE       OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.01 per share        5,086,000(2)          $2.17(3)            $11,036,620(3)           $2,759
---------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.01 per share         670,250(4)           $5.40(5)             $3,619,350(5)             $905
---------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.01 per share        1,440,250(6)         $16.25(7)            $23,404,063(7)           $5,851
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                          $38,060,033              $9,515
=================================================================================================================================


(1) Plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Issuable pursuant to options that have been granted under the Ceragon Networks Ltd. Key Employee Share Incentive Plan 1996.

(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share is the weighted average exercise price of $2.17 per share.

(4) Issuable pursuant to options that have been granted under the Ceragon Networks Ltd. Affiliate Employees Option Plan.

(5) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is the weighted average exercise price of $5.40 per share.

(6) Issuable, in aggregate, pursuant to the Ceragon Networks Ltd. Key Employee Share Incentive Plan 1996 and the Ceragon Networks Ltd. Affiliate Employees Option Plan, in respect of which options have yet to be granted.

(7) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share was estimated based on the average high and low sale prices of the ordinary shares as reported by the Nasdaq National Market on January 23, 2001.

================================================================================

NY2:\994648\08\LBH408!.DOC\47958.0003

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.      PLAN INFORMATION.

                     The documents containing the information specified in Part I of Form S-8, the statement of availability of information required by Item 2 of Form S-8 and the information relating to the Ceragon Networks Ltd. Key Employee Share Incentive Plan 1996 and the Ceragon Networks Ltd. Affiliate Employees Option Plan (collectively, the "Plans") and other information required by Item 2 of Form S-8 have previously been, or will be sent or given to the participants of the Plans, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), along with other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plans and their administrators, are available without charge by contacting:

                              Ceragon Networks Ltd.
                           24 Raoul Wallenberg Street
                             Tel Aviv 96719, Israel
                                 972-3-766-6770
                     Attention: Mitchell C. Shelowitz, Esq.

                     The shares covered by this registration statement are being offered pursuant to an exemption from the obligation to publish a prospectus in a manner required pursuant to the Securities Law of the State of Israel. Nothing in such exemption shall be construed as authenticating the matters contained herein or as an approval of their reliability or adequacy or as an expression of opinion as to the quality of the securities covered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission by Ceragon Networks Ltd. (the "Company") are incorporated herein by reference:

            (a) The Company's prospectus filed with the Commission pursuant to Rule 424(b), dated August 3, 2000;

            (b)   The Company's Current Report on Form 6-K, dated November 11,
                  2000;

            (c)   The Company's Current Report on Form 6-K, dated January 4,
                  2001;

            (d) The Company's Current Report on Form 6-K, dated January 23, 2001; and

            (e) The description of the Company's Ordinary Shares, par value NIS 0.01 per share, contained in the Company's Registration Statement under the Securities Exchange Act of 1934 on Form 8-A, filed with the Commission on July 27, 2000.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.              DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Some legal matters concerning this Registration Statement will be passed upon for us by Goldfarb, Levy, Eran & Co. Certain entities in which the partners of Goldfarb, Levy, Eran & Co. have an interest hold an aggregate of 136,000 of our ordinary shares.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, for breach of his duty of care.

           Office Holders Insurance

                     Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders concerning an act performed by him in his capacity as an office holder for:

            o     a breach of his duty of care to us or to another person;

            o a breach of his duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or

            o a financial liability imposed upon him in favor of another person.

           Indemnification of Office Holders

                     Our articles of association provide that we may indemnify any of our office holders against an act performed in his capacity as an office holder, including indemnity for the following:

            o a financial liability imposed on him in favor of another person; and

            o reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him by a court, resulting from: proceedings we institute against him or instituted on our behalf or by another person; a criminal charge from which he was acquitted; or a criminal charge in which he was convicted for a criminal offense that does not require proof of intent.

                  Our articles of association also include the following;

            o We are authorized to grant in advance an undertaking to indemnify our office holders, provided that the undertaking is limited to specified events which the board of directors determines to be anticipated and limited to an amount determined by the board of directors to be reasonable under the circumstances.

            o We are authorized to indemnify retroactively our office holders.

           Limitations on Insurance and Indemnification

                     The Companies Law provides that a company may not indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

            o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

            o a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

            o any act or omission done with the intent to derive an illegal personal benefit; or

            o     any fine levied against the office holder.

                     In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, in specified circumstances, by our shareholders.

                     We have agreed to indemnify our office holders to the fullest extent permitted under the Companies Law. We have obtained directors and officers liability insurance for the benefit of our office holders.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.

                EXHIBIT
                NUMBER                                   DESCRIPTION OF EXHIBIT

                4.1      -      Form of Ordinary Share Certificate (incorporated
                                herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1
                                (No. 333-12312))

                4.2      -      Memorandum of Association of the Company
                                (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form
                                F-1 (No. 333-12312))

                4.3      -      Articles of Association of the Company
                                (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form
                                F-1 (No. 333-12312))

                4.4      -      Key Employee Share Incentive Plan 1996
                                (incorporated herein by reference to Exhibit
                                10.1 to the Company's Registration Statement on
                                Form F-1 (No. 333-12312))

                4.5      -      Affiliate Employees Option Plan (incorporated
                                herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form F-1
                                (No. 333-12312))

                4.6      -      Share Purchase Agreement, dated as of March 13,
                                2000, by and among the Company, Harbourvest
                                International Private Equity Partners III Direct
                                Fund L.P., and the investors listed on Exhibit A attached thereto, Bynet Communications Ltd., RAD
                                Data Communications Ltd., Zohar Zisapel and
                                Yehuda Zisapel (incorporated herein by reference to Exhibit 4.2 to the Company's Registration
                                Statement on Form F-1 (No. 333-12312))

                *5       -      Opinion of Goldfarb, Levy, Eran & Co.

                *23.1    -      Consent of Luboshitz Kasierer

                *23.2    -      Consent of Goldfarb, Levy, Eran & Co. (included
                                in Exhibit 5)

                *24      -      Power of Attorney (included as part of this
                                Registration Statement)

                *99.1    -      Partial Resolutions of the Meeting of the Board
                                of Directors of the Company, dated June 7, 2000

                *99.2    -      Partial Minutes of the Meeting of the Board of
                                Directors of the Company, dated January 24, 2001

                -----------------------

                *  Filed herewith


ITEM 9.    UNDERTAKINGS.

                (a)     The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i)     to include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        provided, however, that paragraph (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports, filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel Aviv, State of Israel, on this 25th day of January, 2001.

                              Ceragon Networks Ltd.

                              By: /s/ SHRAGA KATZ
                                  ---------------------------------------------
                                  Name: Shraga Katz
                                  Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zohar Zisapel, Shraga Katz and Yael Langer and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                                         Title                                   Date
   ---------                                         -----                                   ----
/s/  ZOHAR ZISAPEL
-----------------------------
Zohar Zisapel                         Chairman of the Board of Directors               January 25, 2001


/s/  SHRAGA KATZ
-----------------------------
Shraga Katz                           President, Chief Executive Officer and Director  January 25, 2001


/s/  SHIMON GAL
-----------------------------
Shimon Gal                            Chief Financial Officer                          January 25, 2001


/s/  ZOHAR GILON
-----------------------------
Zohar Gilon                           Director                                         January 25, 2001



                                        8

/s/  YAEL LANGER
-----------------------------
Yael Langer                           Director                                         January 25, 2001


/s/  SHMUEL LEVY
-----------------------------
Shmuel Levy                           Director                                         January 25, 2001


Authorized Representative
in the United States:

Ceragon Networks, Inc.


By: /s/  DAVID ACKERMAN                                                                January 25, 2001
    ------------------------
    Name: David Ackerman
    Title: President



                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                           DESCRIPTION OF EXHIBIT
   ------                           ----------------------

    4.1    -    Form of Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration
                Statement on Form F-1 (No. 333-12312))

    4.2    -    Memorandum of Association of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration
                Statement on Form F-1 (No. 333-12312))

    4.3    -    Articles of Association of Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
                Statement on Form F-1 (No. 333-12312))

    4.4    -    Key Employee Share Incentive Plan 1996 (incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration
                Statement on Form F-1 (No. 333-12312))

    4.5    -    Affiliate Employees Option Plan (incorporated herein by
                reference to Exhibit 10.2 to the Registrant's Registration
                Statement on Form F-1 (No. 333-12312))

    4.6    -    Share Purchase Agreement, dated as of March 13, 2000, by and among the Registrant, Harbourvest International Private Equity
                Partners III Direct Fund L.P., and the investors listed on Exhibit A attached thereto, Bynet Communications Ltd., RAD Data
                Communications Ltd., Zohar Zisapel and Yehuda Zisapel
                (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form F-1 (No. 333-12312))

    *5     -    Opinion of Goldfarb, Levy, Eran & Co.

    *23.1  -    Consent of Luboshitz Kasierer

    *23.2  -    Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5)

    *24    -    Power of Attorney (included as part of this Registration
                Statement).

    *99.1  -    Partial Resolutions of the Meeting of the Board of Directors of
                the Registrant, dated June 7, 2000

    *99.2  -    Partial Minutes of the Meeting of the Board of Directors of the
                Registrant, dated January 24, 2001

------------------------

    *  Filed herewith

                                       10